  Exhibit (a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock of

Security Land & Development Corporation

at $1.57 Net Per Share by

AB Value Partners, LP and AB Opportunity Fund, LLC

To Our Clients:

AB Value Partners, LP, a Delaware limited partnership (“ABVP”), and AB Opportunity Fund, LLC, a Delaware limited liability company (“ABOF” and, together with ABVP, “Purchasers”) seek to acquire all of the outstanding shares of common stock, $0.10 par value per share (the “Shares”), in Security Land & Development Corporation, a Georgia corporation, at a purchase price of $1.57 per Share (the “Offer Price”), in cash, without interest, upon the terms and subject to the conditions set forth in Purchasers’ Offer to Purchase, dated April 7, 2017 (“Offer to Purchase”) and in the related Letter of Transmittal (the “Letter of Transmittal”), as each may be supplemented or amended from time to time (which together constitute the “Offer”).

We are the holder of record of Shares for your account.  A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions.  The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note the following:

1. The Offer Price is $1.57 per Share net to you, in cash, without interest, (subject to applicable withholding taxes and any brokerage fees that may apply).

2. The Offer is being made for all of the outstanding Shares.

3. The Offer and withdrawal rights expire at 5:00 p.m., New York City time, on May 9, 2017, unless the Offer is extended.

4. The Offer is not conditioned on any minimum number of Shares being tendered, but is subject to certain conditions. See Section 14 of the Offer to Purchase.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form below.  An envelope to return your instructions to us is enclosed.  If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form.  Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instruction Form with Respect to
Offer to Purchase for Cash
All Outstanding Shares of Common Stock of

Security Land & Development Corporation

at $1.57 Net Per Share by

AB Value Partners, LP and AB Opportunity Fund, LLC

The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated April 7, 2017, and the related Letter of Transmittal (which together, as may be supplemented or amended from time to time, constitute the “Offer”), in connection with the offer by AB Value Partners, LP, a Delaware limited partnership, and AB Opportunity Fund, LLC, a Delaware limited liability company, to seek to acquire all of the outstanding shares of common stock, $0.10 par value per share (the “Shares”), in Security Land & Development Corporation, a Georgia corporation, at a purchase price of $1.57 per Share, in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

This will instruct you to instruct your nominee to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES TO BE TENDERED*

Shares:

Certificate Nos. (if available):

Account Number:

Taxpayer Identification or Social Security Number(s):

Dated:

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

SIGN HERE

Signature

Print Name

Address

(Include Zip Code)

Area Code and Telephone Number

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